UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2020

Kayne Anderson Energy Infrastructure Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland	811-21593	56-2474626
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

811 Main Street, 14th Floor Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 657-3863

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 9, 2020, the Board of Directors of Kayne Anderson Energy Infrastructure Fund, Inc. (the “Company”) amended and restated in its entirety the bylaws of the Company (the “Second Amended and Restated Bylaws”) to include new Article XVI. Under that new Article XVI, the Company has elected to be subject to the Maryland Control Share Acquisition Act. That Act limits the voting rights in certain circumstances of a person who acquires more than a certain level of ownership of the Company’s stock. In taking this action, the Company seeks to limit the ability of such an acquiring person to achieve a short-term gain at the expense of the Company’s ability to pursue its investment objective and policies and to seek long-term value for the rest of the Company’s stockholders. The Second Amended and Restated Bylaws are attached hereto as Exhibit 99.1 and incorporated herein by reference.

On December 11, 2020, the Company issued a press release in connection with the adoption of the Second Amended and Restated Bylaws, which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Second Amended and Restated Bylaws, dated December 9, 2020

99.2	Press Release, dated December 11, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAYNE ANDERSON ENERGY INFRASTRUCTURE FUND, INC.

Date: December 14, 2020	By:	/s/ Terry A. Hart
Name: Terry A. Hart
Title: Chief Financial Officer, Treasurer and Assistant Secretary